Exhibit 4.13

Execution Version

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 17, 2019, among SoDe Water LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of Jagged Peak Energy LLC, a Delaware limited liability company (the “Issuer”), the Issuer, Jagged Peak Energy, Inc. a Delaware corporation (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 8, 2018, providing for the issuance of 5.875% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuer, the Parent or the Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: December 17, 2019

GUARANTEEING SUBSIDIARY:

SODE WATER LLC

By:	/s/ Robert W. Howard
Name:	Robert W. Howard
Title:	Executive Vice President, Chief Financial Officer & Treasurer

ISSUER:

JAGGED PEAK ENERGY LLC

By:	/s/ Robert W. Howard
Name:	Robert W. Howard
Title:	Executive Vice President & Chief Financial Officer

PARENT AND GUARANTOR:

JAGGED PEAK ENERGY INC.

By:	/s/ Robert W. Howard
Name:	Robert W. Howard
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to First Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Casey Boyle
Name:	Casey Boyle
Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]